UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2017

RANGER ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38183	81-5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner Street, Suite 1000 Houston, Texas 77024
(Address of principal executive offices) (Zip Code)

(713) 935-8900
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                   Entry into a Material Definitive Agreement.

On August 16, 2017, Ranger Energy Services, Inc. (the “Company”) completed its initial public offering (the “Offering”) of 5,862,069 shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), at a price to the public of $14.50 per share ($13.5575 net of underwriting discounts and commissions), pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-218139) (as amended, the “Registration Statement”).  The material terms of the Offering are described in the prospectus, dated August 10, 2017 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 14, 2017. The Company granted the underwriters an option for a period of 30 days to purchase up to an additional 879,310 shares of Class A Common Stock.

Amended and Restated Limited Liability Company Agreement of RNGR Energy Services, LLC

On August 16, 2017, in connection with the Offering, RNGR Energy Services, LLC, a Delaware limited liability company (“Ranger LLC”), amended and restated its Limited Liability Company Agreement (as amended and restated, the “Ranger LLC Agreement”). The amendments to the Ranger LLC Agreement, among other things, admitted the Company as the sole managing member of Ranger LLC. In accordance with the terms of the Ranger LLC Agreement, the holders of units (“Ranger Units”) in Ranger LLC will generally have the right to exchange their Ranger Units (and a corresponding number of shares of the Company’s Class B common stock (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”)), for an aggregate of 6,866,154 shares of the Company’s Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each Ranger Unit (and corresponding share of Class B Common Stock) exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications.

The foregoing description of the Ranger LLC Agreement is not complete and is qualified in its entirety by reference to the full text of the Ranger LLC Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On August 16, 2017, in connection with the closing of the Offering, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain stockholders identified on the signature pages thereto as the Holders (the “Holders”).

Pursuant to, and subject to the limitations set forth in, the Registration Rights Agreement, at any time after the 180-day lock-up period described in the Prospectus, the Holders have the right to require the Company by written notice to prepare and file a registration statement registering the offer and sale of a number of their shares of Class A Common Stock. Reasonably in advance of the filing of any such registration statement, the Company is required to provide notice of the request to all other Holders, who may participate in the registration. The Company is required to use all commercially reasonable efforts to maintain the effectiveness of any such registration statement until all shares covered by such registration statement have been sold. Subject to certain exceptions, the Company is not obligated to effect such a registration within 90 days after the closing of any underwritten offering of shares of Class A Common Stock requested by the Holders pursuant to the Registration Rights Agreements. The Company is also not obligated to effect any registration where such registration has been requested by the holders of Registrable Securities (as defined in the Registration Rights Agreement) which represent less than $25 million, based on the five-day volume weighted average trading price of the Class A Common Stock on the New York Stock Exchange.

In addition, pursuant to the Registration Rights Agreement, the Holders have the right to require the Company, subject to certain limitations set forth therein, to effect a distribution of any or all of their shares of Class A Common Stock by means of an underwritten offering. Further, subject to certain exceptions, if at any time the Company proposes to register an offering of its equity securities or conduct an underwritten offering, whether or not for its account, then the Company must notify the Holders of such proposal at least five business days before the anticipated filing date or commencement of the underwritten offering, as applicable, to allow them to include a specified number of their shares in that registration statement or underwritten offering, as applicable.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

The obligation to register shares under the Registration Rights Agreement will terminate as to any Holder when the Registrable Securities held by such Holder are no longer subject to any restrictions on trading under the provisions of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), including any volume or manner of sale restrictions. Registrable Securities means all shares of Class A Common Stock owned at any particular point in time by a Holder other than shares (i) sold pursuant to an effective registration statement under the Securities Act, (ii) sold in a transaction pursuant to Rule 144 under the Securities Act, (iii) that have ceased to be outstanding or (iv) that are eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 under the Securities Act.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Stockholders’ Agreement

In connection with the closing of the Offering, on August 16, 2017, the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with Ranger Energy Holdings, LLC, a Delaware limited liability company (“Ranger Holdings I”), Ranger Energy Holdings II, LLC, a Delaware limited liability company (“Ranger Holdings II”), Torrent Energy Holdings, LLC, a Delaware limited liability company (“Torrent Holdings I”), Torrent Energy Holdings II, LLC, a Delaware limited liability company (“Torrent Holdings II” and together with Ranger Holdings I, Ranger Holdings II and Torrent Holdings I, the “Existing Owners”), CSL Energy Opportunities Fund II, L.P., a Delaware limited liability company (“CSL Opportunities II”), CSL Energy Holdings II, LLC, a Delaware limited liability company (“CSL Holdings II” and, together with the Existing Owners, CSL Opportunities II and their respective affiliates, “CSL”), and Bayou Well Holdings Company, LLC, a Delaware limited liability company (“Bayou Holdings” and, together with CSL, the “Principal Stockholders”). Among other things, the Stockholders’ Agreement provides CSL and Bayou Holdings with the right to designate a number of nominees (each CSL nominee, a “CSL Director,” and each Bayou Holdings nominee, a “Bayou Director”) to the Company’s board of directors (the “Board) such that:

•                                          for so long as CSL beneficially owns at least 50% of the Company’s Common Stock, at least three members of the Board shall be CSL Directors and at least two members of the Board shall be Bayou Directors;

•                                          for so long as CSL beneficially owns less than 50% but at least 30% of the Company’s Common Stock, at least three members of the Board shall be CSL Directors;

•                                          for so long as CSL beneficially owns less than 30% but at least 20% of the Company’s Common Stock, at least two members of the Board shall be CSL Directors;

•                                          for so long as CSL beneficially owns less than 20% but at least 10% of the Company’s Common Stock, at least one member of the Board shall be a CSL Director; and

•                                          once CSL beneficially owns less than 10% of the Company’s Common Stock, CSL will not have any board designation rights.

In the event the size of the Board is increased or decreased at any time to other than eight directors, CSL’s nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number.

Pursuant to the Stockholders’ Agreement, the Company and the Principal Stockholders will be required to take all necessary action, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees of such CSL Directors and Bayou Directors.

In addition, the Stockholders’ Agreement provides that for so long as CSL beneficially owns at least 30% of the Company’s Common Stock, CSL will have the right to cause any committee of the Company’s Board to include in its membership at least one director designated by CSL, except to the extent that such membership would violate applicable securities laws or stock exchange rules. The rights granted to CSL to designate directors are additive to and not intended to limit in any way the rights that CSL may have to nominate, elect or remove the Company’s directors under the Company’s certificate of incorporation, bylaws or the Delaware General Corporation Law, as amended.

Further, the Stockholders’ Agreement will contain provisions relating to the transfer of the Company’s Common Stock or Ranger Units by the Existing Owners. Specifically, any transfer of the Company’s Common Stock or Ranger Units by either Ranger Holdings I or Ranger Holdings II will require the approval of each of such Existing Owners; provided, however, that any such transfer by Ranger Holdings II made without a corresponding transfer by Ranger Holdings I, with the amounts of such corresponding transfers in proportion to such Existing Owners’ aggregate ownership of shares of the Company’s Common Stock, shall require the further prior written approval of Bayou Holdings. Any transfer of the Company’s Common Stock or Ranger Units by either Torrent Holdings I or Torrent Holdings II will require the approval of each of such Existing Owners, but will not require the approval of Bayou Holdings.

The foregoing description of the Stockholders’ Agreement is qualified in its entirety by reference to the full text of the Stockholders’ Agreement, which is attached as Exhibit 4.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Tax Receivable Agreement

On August 16, 2017, in connection with the Offering, the Company entered into a Tax Receivable Agreement (the “TRA”) with the existing members of Ranger LLC (the “TRA Holders”).  The TRA generally provides for the payment by the Company of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances in periods after the Offering as a result of (i) certain increases in tax basis that occur as a result of the Company’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such TRA Holder’s Ranger Units in connection with the Offering or pursuant to the exercise of the Redemption Right or the Call Right (as defined in the TRA) and (ii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments the Company makes under the TRA. The term of the TRA commences on August 16, 2017 and continues until all such tax benefits have been utilized or expired, unless the Company exercises its right to terminate the TRA. The payments under the TRA will not be conditioned upon a TRA Holder having a continued ownership interest in either Ranger LLC or the Company.

If the Company elects to terminate the TRA early, it would be required to make an immediate payment equal to the present value of the anticipated future tax benefits subject to the TRA (based upon certain assumptions and deemed events set forth in the TRA). In addition, payments due under the TRA will be similarly accelerated following certain mergers or other changes of control.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the TRA, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Credit Facility

On August 16, 2017, in connection with the Offering, Ranger LLC, or the “Borrower”, entered into a $50.0 million senior revolving credit facility (the “Credit Facility”), by and among certain of the Borrower’s subsidiaries, as borrowers, each of the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent, sole lead arranger and sole book runner (the “Administrative Agent”).

The Credit Facility permits extensions of credit up to the lesser of $50.0 million and a borrowing base that is determined by calculating the amount equal to the sum of (i) 85% of the Eligible Accounts (as defined in the Credit Facility), less the amount, if any, of the Dilution Reserve (as defined in the Credit Facility), minus (ii) the aggregate amount of Reserves (as defined in the Credit Facility), if any, established by the Administrative Agent from time to time pursuant to the Credit Facility. The borrowing base is calculated on a monthly basis pursuant to a borrowing base certificate delivered by the Borrower to the Administrative Agent.

Borrowings under the Credit Facility bear interest, at the Company’s election, at either the (a) one-, two-, three- or six-month London Interbank Offered Rate (“LIBOR”) or (b) the greatest of (i) the federal funds rate plus ½%, (ii) the one-month LIBOR plus 1% and (iii) the Administrative Agent’s prime rate (the “Base Rate”), in each case plus an applicable margin, and interest shall be payable monthly in arrears. The applicable margin for LIBOR loans ranges from 1.50% to 2.00% and the applicable margin for Base Rate loans ranges from .50% to 1.00%, in each case, depending on the Company’s average excess availability under the Credit Facility. The applicable margin for LIBOR loans will be 1.50% and the applicable margin for Base Rate loans will be .50% until  August 31, 2018. During the continuance of a bankruptcy event of default, automatically and during the continuance of any other default, upon the Administrative Agent’s or the required lenders’ election, all outstanding amounts under the Credit Facility will bear interest at 2.00% plus the otherwise applicable interest rate. The Credit Facility is scheduled to mature on the fifth anniversary of the consummation of the Offering.

In addition, the Credit Facility restricts the Borrower’s ability to make distributions on, or redeem or repurchase, its equity interests, except for certain distributions, including distributions of cash so long as, both at the time of the distribution and after giving effect to the distribution, no default exists under the Credit Facility and either (a) excess availability at all times during the preceding 90 consecutive days, on a pro forma basis and after giving effect to such distribution, is not less than the greater of (1) 22.5% of the lesser of (A) the maximum revolver amount and (B) the then-effective borrowing base and (2) $10.0 million or (b) if the Borrower’s fixed charge coverage ratio is at least 1.0x on a pro forma basis, excess availability at all times during the preceding 90 consecutive days, on a pro forma basis and after giving effect to such distribution, is not less than the greater of (1) 17.5% of the lesser of (A) the maximum revolver amount and (B) the then-effective borrowing base and (2) $7.0 million. If the foregoing threshold under clause (b) is met, the Borrower may not make such distributions (but may make certain other distributions, including under clause (a) above) prior to the earlier of the date that is (a) 12 months from closing or (b) the date that the Borrower’s fixed charge coverage ratio is at least 1.0x for two consecutive quarters. The Credit Facility generally permits the Borrower to make distributions required under the TRA, but a “Change of Control” under the TRA will constitute an event of default under the Credit Facility, and the Credit Facility will not permit the Borrower to make payments under the TRA upon acceleration of the Company’s obligations thereunder unless no event of default exists or would result therefrom and the Company has been in compliance with the fixed charge coverage ratio for the most recent 12-month period on a pro forma basis. The Credit Facility also requires the Company to maintain a fixed charge coverage ratio of at least 1.0x if its liquidity is less than $10.0 million until its liquidity is at least $10.0 million for thirty consecutive days. The Borrower will not be subject to a fixed charge coverage ratio if it has no drawings under the Credit Facility and has at least $20.0 million of qualified cash.

Certain lenders party to the Credit Agreement, and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In addition, in the ordinary course of their various business activities, such parties and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve the Company’s securities and/or instruments.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.01      Completion of Acquisition or Disposition of Assets.

Master Reorganization Agreement

On August 16, 2017, the Company completed the reorganization transactions contemplated by the previously disclosed Master Reorganization Agreement, dated August 10, 2017, (the “Master Reorganization Agreement”) among the Company and the other parties named therein, pursuant to which:

(i)                  Ranger Holdings II and Torrent Holdings II contributed certain of the equity interests in Ranger Energy Services, LLC, a Delaware limited liability company (“Ranger Services”), and Torrent Energy Services, LLC, a Delaware limited liability company (“Torrent Services” and, together with Ranger Services, the “Predecessor Companies”), respectively, to the Company in exchange for an aggregate of 1,638,386 shares of Class A Common Stock and an aggregate of $3.0 million to be paid to CSL Energy Holdings I, LLC, a Delaware limited liability company, and CSL Holdings II, on or prior to the 18-month anniversary of the consummation of the Offering in, at the Company’s option, cash, shares of Class A Common Stock (with such shares to be valued based on the greater of the initial public offering price of the Class A Common Stock in the Offering and a 30-day volume-weighted average price) or a combination thereof, and the Company will contribute such equity interests to Ranger LLC in exchange for 1,638,386 shares of Class A Common Stock;

(ii)               Ranger Holdings and Torrent Holdings contributed the remaining membership interests in the Predecessor Companies to Ranger LLC in exchange for 5,621,491 Ranger Units and 5,621,491 shares of the Company’s Class B Common Stock, which the Company initially issued and contributed to Ranger LLC;

(iii)            the Company contributed all of the net proceeds received by it in the Offering to Ranger LLC in exchange for 5,862,069 Ranger Units;

(iv)           Ranger LLC distributed to each of Ranger Holdings and Torrent Holdings one share of Class B Common Stock received pursuant to (ii) above for each Ranger Unit such Existing Owner holds; and

(v)              as consideration for the termination of certain related party loan agreements, the Company issued 567,895 shares of Class A Common Stock (in connection with which Ranger LLC issued 567,895 Ranger Units to the Company) and Ranger LLC issued an aggregate of 1,244,663 Ranger Units (and distribute a corresponding number of shares of Class B Common Stock) to the lenders thereof.

A description of the Master Reorganization Agreement and the transactions contemplated thereby is included in the Company’s Current Report on Form 8-K filed August 16, 2017, which is incorporated by reference herein.

ESCO Acquisition

As described in the Prospectus, on May 30, 2017, the Company entered into a definitive purchase agreement, which was subsequently amended and restated on July 31, 2017, with ESCO Leasing, LLC, an affiliate of Energy Service Company of Bowie, Inc. (“ESCO”), to acquire 49 high-spec well service rigs and certain ancillary equipment for total consideration of $59.7 million, consisting of $47.7 million in cash, $7.0 million of secured seller notes and $5.0 million in shares of Class A Common Stock based on the initial public offering price of $14.50 (or 344,828 shares of Class A Common Stock), subject to customary purchase price adjustments (the “ESCO Acquisition”). The ESCO Acquisition was completed on August 16, 2017 in connection with the consummation of the Offering. The Company funded the cash portion of the consideration for the ESCO Acquisition, net of a $2.5 million deposit paid upon entry into the purchase agreement for the ESCO Acquisition, with a portion of the net proceeds of the Offering.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 hereto under the heading “Credit Facility” is incorporated by reference into this Item 2.03.

Item 3.02                   Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under “Amended and Restated Limited Liability Company Agreement of RNGR Energy Services, LLC” is incorporated by reference into this Item 3.02.

Item 3.03                   Material Modification to Rights of Security Holders.

The information provided in Item 1.01 hereto under the headings “Registration Rights Agreement” and “Stockholders’ Agreement” and in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Indemnification Agreements

In connection with the closing of the Offering, the Company entered into Indemnification Agreements (“Indemnification Agreements”) with each of the executive officers and directors of the Company. These Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are attached as Exhibits 10.4 through 10.14 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

On August 16, 2017, prior to the closing of the Offering, the Company amended and restated its Certificate of Incorporation (as amended and restated, the “Certificate of Incorporation”), which was filed with the Secretary of State of the State of Delaware on August 16, 2017.  A description of the Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Certificate of Incorporation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws

On August 16, 2017, prior to the closing of the Offering, the Company amended and restated its Bylaws (as amended and restated, the “Bylaws”).  A description of the Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated in this Item 5.03 by reference.

Item 9.01                   Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)   Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)   Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Ranger Energy Services, Inc.

3.2	Amended and Restated Bylaws of Ranger Energy Services, Inc.

4.1	Registration Rights Agreement

4.2	Stockholders Agreement

10.1	Amended and Restated Limited Liability Company Agreement of RNGR Energy Services, LLC

10.2	Tax Receivable Agreement

10.3	Credit Agreement

10.4	Indemnification Agreement (Darron M. Anderson)

10.5	Indemnification Agreement (William M. Austin)

10.6	Indemnification Agreement (Brett T. Agee)

10.7	Indemnification Agreement (Richard E. Agee)

10.8	Indemnification Agreement (John Matthew Hooker)

10.9	Indemnification Agreement (Charles S. Leykum)

10.10	Indemnification Agreement (Merrill A. Miller Jr.)

10.11	Indemnification Agreement (Lance A. Perryman)

10.12	Indemnification Agreement (Vivek Raj)

10.13	Indemnification Agreement (Robert S. Shaw Jr.)

10.14	Indemnification Agreement (Krishna Shivram)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGER ENERGY SERVICES, INC.

By:	/s/ Darron M. Anderson
Darron M. Anderson
President and Chief Executive Officer

Dated: August 22, 2017

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Ranger Energy Services, Inc.

3.2	Amended and Restated Bylaws of Ranger Energy Services, Inc.

4.1	Registration Rights Agreement

4.2	Stockholders Agreement

10.1	Amended and Restated Limited Liability Company Agreement of RNGR Energy Services, LLC

10.2	Tax Receivable Agreement

10.3	Credit Agreement

10.4	Indemnification Agreement (Darron M. Anderson)

10.5	Indemnification Agreement (William M. Austin)

10.6	Indemnification Agreement (Brett T. Agee)

10.7	Indemnification Agreement (Richard E. Agee)

10.8	Indemnification Agreement (John Matthew Hooker)

10.9	Indemnification Agreement (Charles S. Leykum)

10.10	Indemnification Agreement (Merrill A. Miller Jr.)

10.11	Indemnification Agreement (Lance A. Perryman)

10.12	Indemnification Agreement (Vivek Raj)

10.13	Indemnification Agreement (Robert S. Shaw Jr.)

10.14	Indemnification Agreement (Krishna Shivram)